Exhibit 99.01

Press Release
www.shire.com

Strong third quarter and increased Non GAAP earnings expectations

October 24, 2013 – Shire (LSE: SHP, NASDAQ: SHPG) announces results for the three months to September 30, 2013.

Financial Highlights	Q3 2013	Growth(1)

Product sales	$1,195 million	+13%
Total revenues	$1,237 million	+12%

Non GAAP operating income	$422 million	+30%
US GAAP operating income	$341 million	+25%

Non GAAP diluted earnings per ADS	$1.77	+30%
US GAAP diluted earnings per ADS	$1.46	+23%

Non GAAP cash generation	$482 million	+36%
Non GAAP free cash flow	$388 million	+49%
US GAAP net cash provided by operating activities	$434 million	+50%

(1) Percentages compare to equivalent 2012 period.

The Non GAAP financial measures included within this release are explained on page 24, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 19 - 23.

STRONG RESULTS DEMONSTRATING GOOD PROGRESS
•	Product sales +13% – with eight of our products delivering double digit growth in the quarter – including VYVANSE® (+21%), LIALDA®/MEZAVANT® (+36%) and FIRAZYR® (+107%)
•	Non GAAP operating income +30% reflecting strong operating leverage
•	Non GAAP earnings per ADS +30%
•	Non GAAP cash generation +36%
•	Guidance increased to mid-to-high teens Non GAAP earnings growth for the full year in 2013

STRATEGY EXECUTION
•	Focused on growth: excellence in commercial execution and investment in newly prioritized pipeline
•	‘One Shire’ reorganization well underway driving greater efficiencies and resetting cost base to deliver sustainable improved operating leverage
•	Revenue growth and effective cost management underpins increased guidance for 2013

Flemming Ornskov, M.D., Chief Executive Officer, commented:
“This has been a strong quarter with good growth in revenues, earnings and cash generation.

We’re demonstrating execution of our strategy, which is putting Shire on a path of sustainable growth. Our focus on commercial excellence is improving product sales and we’re excited about the opportunities in our pipeline.

We're confident in our prospects for the longer term as we continue to execute on commercial delivery, progress our prioritized pipeline and focus on targeted M&A. The benefits of our ‘One Shire’ reorganization are already evident in our year to date performance, we have a simpler, more efficient business and now expect Non GAAP R&D and SG&A spend to be lower than current consensus expectations for this year and in 2014 and 20151.

I am delighted to be increasing our 2013 full year earnings guidance to delivering mid-to-high teens Non GAAP earnings growth and guiding to continuing operating leverage for 2014 and 20151. This strong performance has been overseen by a management team with long term tenure at Shire, supplemented by some recent new senior appointments."

1 For full guidance, refer to Outlook statement on page 3.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

FINANCIAL SUMMARY
Third Quarter 2013 Unaudited Results
	Q3 2013			Q3 2012
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	1,237	-	1,237	1,100	-	1,100
Operating income	341	81	422	273	52	325

Diluted earnings per ADS	$1.46	$0.31	$1.77	$1.19	$0.17	$1.36

•	Product sales in Q3 2013 grew strongly (up 13% to $1,195 million). On a Constant Exchange Rate (“CER”) basis, which is a Non GAAP measure, product sales were up 13%.

Eight of our products delivered double digit growth including VYVANSE (up 21% to $299 million), LIALDA/MEZAVANT (up 36% to $142 million), ELAPRASE® (up 17% to $129 million), VPRIV® (up 17% to $88 million), INTUNIV® (up 17% to $81 million) and FIRAZYR (up 107% to $63 million). LIALDA/MEZAVANT sales in Q3 2013 were particularly strong, primarily due to growth in US market share.

Growth in total product sales was moderated by DERMAGRAFT® (down 29% to $24 million), ADDERALL XR® (down 20% to $81 million) and REPLAGAL® (down 11% to $109 million). REPLAGAL product sales continue to be impacted by the return of competition to the Fabry market.

•	Total revenues were up 12% to $1,237 million (Q3 2012: $1,100 million) as the growth in product sales was partially offset by lower royalties.

•	On a Non GAAP basis:
Operating income was up 30% to $422 million (Q3 2012: $325 million), as total operating costs in Q3 2013 increased at a lower rate (up 5%) than total revenues (up 12%) demonstrating our focus on delivering efficient growth. Research and Development expenditure was up 2% and Selling, General and Administrative expenditure was up 1%.

On a US GAAP basis:
Operating income was up 25% to $341 million (Q3 2012: $273 million), a lower rate of increase than on a Non GAAP basis as Q3 2013 included higher acquisition and integration costs as compared to Q3 2012 and reorganization costs of $14 million not incurred in Q3 2012. Research and Development expenditure was up 2% and Selling, General and Administrative expenditure was up 1%.

•	Non GAAP diluted earnings per American Depository Share (“ADS”) increased 30% to $1.77 (Q3 2012: $1.36) primarily due to higher Non GAAP operating income.

On a US GAAP basis, diluted earnings per ADS increased 23% to $1.46 (Q3 2012: $1.19), primarily due to higher US GAAP operating income.

•
Cash generation, a Non GAAP measure, increased by 36% to $482 million (Q3 2012: $355 million) due to both higher cash receipts from product sales and lower operating expense payments in Q3 2013 as compared to Q3 2012. Cash generation partially benefited from the timing of some receipts from large distributors in the US.

Free cash flow, also a Non GAAP measure, increased by 49% to $388 million (Q3 2012: $261 million) primarily due to higher cash generation and lower tax payments, partially offset by higher capital expenditure payments in Q3 2013 as compared to Q3 2012.

On a US GAAP basis, net cash provided by operating activities was up 50% to $434 million (Q3 2012: $288 million).

•	Net cash, which is a Non GAAP measure, was $577 million at September 30, 2013 (December 31, 2012: $373 million).

On a US GAAP basis, cash and cash equivalents were $1,686 million at September 30, 2013 (December 31, 2012: $1,482 million).

STRATEGIC EXECUTION

Shire continues to focus on its strategic priorities of growing sales of the existing portfolio, bringing new innovative treatments to market through both R&D and business development, while driving greater efficiency and increased operating leverage.

The business has been simplified. Prior to May 2013 Shire had three autonomous divisions, each with their own R&D, supply chain, technical operations and commercial infrastructures. These three divisions have been reorganized so they are now one business, with much reduced overlap.

Shire now has greater collaboration and focus in its commercial operations and this is showing positive results, as evident in the increased product sales.  With a single R&D organization now in place, Shire has a more effective process to evaluate holistically all pipeline opportunities as well as business development prospects. Our pipeline has been prioritized to focus on development programs that have the best chance of clinical and commercial success together with early stage research in rare diseases. We believe that these measures will ensure Shire is optimally positioned to enable the continued development of products that serve unmet patient need and to sustain the track record of high growth.

OUTLOOK

We are increasing our guidance to mid-to-high teens Non GAAP earnings growth for the full year in 2013 (previous guidance: double digit Non GAAP earnings growth) as we continue to see operating costs benefit from our reorganization efforts.

We anticipate a similar level of product sales growth in the fourth quarter as we delivered in the third quarter, and continue to expect full year product sales growth in the mid-to-high single digits.

We continue to expect royalties and other revenues to be 35-40% lower than 2012.

Our Non GAAP gross margin for the full year is expected to remain at a similar level to 2012.

With investment prioritized behind our promising pipeline and our late stage clinical trials, we now expect Non GAAP R&D to be 5-7% higher for the full year than in 2012 (previous guidance: growth in the low double digits).

Non GAAP SG&A for the full year is now anticipated to be 5-7% lower than 2012 (previous guidance: 2-4% lower). Non GAAP SG&A in the fourth quarter is expected to be slightly higher than in the third quarter as we provide targeted support to our commercial team to invest behind our key products.

As a result, we now expect combined Non GAAP R&D and SG&A to be 1-3% lower than 2012 (previous guidance: only marginally higher). This translates to a reduced spend of $250 million compared with our guidance forecasts in February 20131.

Our core effective tax rate on Non GAAP income is anticipated to remain in the range of 18-20%.

Taken together, we are increasing our guidance to reflect our expectation of delivering mid-to-high teens Non GAAP earnings growth for the full year in 2013 (previous guidance: double digit Non GAAP earnings growth).

Looking forward, we anticipate continuing operating leverage in 2014 and 2015, from reduced combined Non GAAP R&D and SG&A. We expect this to be around $250 million lower than current consensus in 2014 and $300 million lower than current consensus in 20152.

1 Improvements of approximately $250 million for full year 2013, based on the difference between initial guidance for full year 2013 of high single digit growth in combined Non GAAP R&D and SG&A (guidance provided February 14, 2013) and current guidance expectations of combined Non GAAP R&D and SG&A to be 1-3% lower than 2012.

2 Based on the most recent consensus estimates compiled by Consensus Forecast Ltd, as of the date of this release, of combined Non GAAP R&D and SG&A of $2,662 million and $2,683 million for the years ending December 31, 2014 and 2015 respectively, available on Shire’s website (http://www.shire.com/shireplc/en/investors/forecasts).

THIRD QUARTER 2013 AND RECENT PIPELINE DEVELOPMENTS

Pipeline

ABH001 – for the treatment of Epidermolysis Bullosa

•	This program has been discontinued as part of the prioritization of Shire’s pipeline.

OTHER DEVELOPMENTS

Decision to discontinue the construction of the new manufacturing facility in San Diego

•
On October 22, 2013 Shire announced that it had decided to discontinue the construction of its new manufacturing facility in San Diego. Shire will continue to manufacture DERMAGRAFT in its existing facility in La Jolla, and Shire’s ability to meet expected future demand for DERMAGRAFT is not impacted by this decision.  Shire is currently assessing possible disposal opportunities in relation to this facility.

Share Buy-Back Program

•
In Q4 2012 Shire commenced a share buy-back program, for the purpose of returning funds to shareholders, of up to $500 million, through both direct purchases of Ordinary Shares and through the purchase of Ordinary Shares underlying American Depositary Receipts. As of October 22, 2013 Shire had made on-market repurchases totaling 9,807,835 Ordinary Shares at a cost of $299 million (excluding transaction costs).

BOARD AND COMMITTEE CHANGES

•
On October 23, 2013 Shire announced that Dominic Blakemore will join the Shire Board of Directors effective January 1, 2014.  On joining the Board, Dominic will become a member of the Shire Audit, Compliance & Risk Committee. Dominic’s career experience includes finance and strategy roles with global corporations.  He is currently Group Finance Director of Compass Group plc.

ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations
- Eric Rojas	erojas@shire.com	+1 781 482 0999
- Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894 157
Media
- Jessica Mann	jmann@shire.com	+44 1256 894 280
- Gwen Fisher	gfisher@shire.com	+1 484 595 9836
- Jessica Cotrone	jcotrone@shire.com	+1 781 482 9538

Dial in details for the live conference call for investors at 14:00 BST / 09:00 EDT on October 24, 2013:

UK dial in:	0808 237 0030 or 0203 139 4830
US dial in:	1 866 928 7517 or 1 718 873 9077
International Access Numbers:	http://wpc.1726.planetstream.net/001726/FEL_Events_International_Access_List.pdf

Password/Conf ID:	71566006#
Live Webcast:	http://www.shire.com/shireplc/en/investors

The quarterly earnings presentation will be available today at 13:00 BST / 08:00 EDT on:

- Shire's IR Briefcase in the iTunes Store

- Shire.com Investors section

OVERVIEW OF THIRD QUARTER 2013 FINANCIAL RESULTS

1.	Product sales

For the three months to September 30, 2013 product sales increased by 13% to $1,195 million (Q3 2012: $1,055 million) and represented 97% of total revenues (Q3 2012: 96%).

		Year on year growth			US Exit Market Share(1)
Product sales	Sales $M	Sales	Non GAAP CER	US Rx(1)

VYVANSE(2)	299.2	+21%	+21%	+7%	17%
LIALDA/MEZAVANT	141.9	+36%	+36%	+23%	27%
ELAPRASE	129.1	+17%	+17%	n/a(3)	n/a(3)
REPLAGAL	108.5	-11%	-10%	n/a(4)	n/a(4)
VPRIV	87.8	+17%	+17%	n/a(3)	n/a(3)
ADDERALL XR	81.4	-20%	-20%	-2%	5%
INTUNIV	80.8	+17%	+17%	+8%	4%
PENTASA®	70.6	+5%	+5%	+1%	14%
FIRAZYR	62.6	+107%	+106%	n/a(3)	n/a(3)
DERMAGRAFT	23.9	-29%	-29%	n/a(3)	n/a(3)
OTHER	109.1	+16%	+15%	n/a	n/a
Total	1,194.9	+13%	+13%

(1)
Data provided by IMS Health National Prescription Audit (“IMS NPA”) relates solely to US-based prescriptions. Exit market share represents the average monthly US market share in the month ended September 30, 2013.

(2)	Lisdexamfetamine (“LDX”) currently marketed as VYVANSE in the US & Canada, VENVANSE® in Latin America and ELVANSE® in certain territories in the EU.
(3)	IMS NPA Data not available.
(4)	Not sold in the US in Q3 2013.

VYVANSE – ADHD

VYVANSE product sales showed strong growth (up 21%) in Q3 2013 compared to Q3 2012 due to higher prescription demand, which was up 7% in the quarter in addition to the benefit of price increases taken since Q3 2012.

LIALDA/MEZAVANT – Ulcerative Colitis

Product sales for LIALDA/MEZAVANT in Q3 2013 were up 36% primarily due to higher prescription demand (up 23%) and stocking in Q3 2013 compared to a slight destocking in Q3 2012, the benefit of which was partially offset by higher sales deductions in Q3 2013 as compared to Q3 2012.

ELAPRASE – Hunter syndrome

ELAPRASE product sales in Q3 2013 were up 17% compared to Q3 2012 driven primarily by continued growth in the number of patients and higher utilization. Quarterly sales of ELAPRASE can be volatile due to the timings of large orders to certain markets which order less frequently. This accounts for the decline in sales from Q2 2013 to Q3 2013. The underlying number of patients being treated with ELAPRASE continues to grow.

REPLAGAL – Fabry disease

REPLAGAL sales were down 11% as compared to Q3 2012 primarily due to lower volume in Europe due to the return of competition to the Fabry market and the timing of large orders in Q3 2012 from markets that order less frequently.

VPRIV – Gaucher disease

VPRIV product sales were up 17% in Q3 2013 compared to Q3 2012 as the number of patients on therapy continues to grow.

ADDERALL XR – ADHD

ADDERALL XR product sales decreased (down 20%) in Q3 2013 primarily due to higher sales deductions as a percentage of sales in Q3 2013 as compared to Q3 2012.

INTUNIV – ADHD

The strong growth in INTUNIV product sales (up 17%) in Q3 2013 was driven by a combination of increased US prescription demand (up 8%) and the effect of price increases taken since Q3 2012. The benefit of these increases was partially offset by higher sales deductions in Q3 2013 as compared to Q3 2012.

PENTASA – Ulcerative Colitis

PENTASA product sales (up 5%) benefited from price increases taken since Q3 2012 partially offset by higher sales deductions in Q3 2013 as compared to Q3 2012.

FIRAZYR – Hereditary Angioedema

FIRAZYR product sales growth (up 107%) was primarily driven by the US market, where the number of new patients on therapy continues to grow strongly.

DERMAGRAFT – Diabetic Foot Ulcers

DERMAGRAFT product sales were down 29% compared to Q3 2012.

2.	Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER

FOSRENOL®	1.00	13.8	-1%	-2%
3TC® and ZEFFIX®	1.00	10.1	-5%	-5%
ADDERALL XR	1.00	6.2	-45%	-45%
Other	1.00	7.5	+25%	+23%
Total	1.00	37.6	-10%	-10%

3.	Financial details

Cost of product sales

	Q3 2013	% of product sales	Q3 2012	% of product sales
	$M		$M
Cost of product sales (US GAAP)	197.1	16%	167.9	16%
Depreciation	(11.0)		(9.4)
Cost of product sales (Non GAAP)	186.1	16%	158.5	15%

Cost of product sales as a percentage of product sales remained broadly constant in Q3 2013 as compared to Q3 2012.

Research and Development (“R&D”)

	Q3 2013	% of product sales	Q3 2012	% of product sales
	$M		$M
R&D (US GAAP)	229.1	19%	224.7	21%
Depreciation	(6.3)		(5.5)
R&D (Non GAAP)	222.8	19%	219.2	21%

Non GAAP R&D increased by $3.6 million, or 2%1, due to the continued investment in our R&D pipeline, primarily on non-ADHD programs for LDX, on SHP602 (formerly known as SPD602) for iron overload and on development programs acquired through business development in 2013, including Lifitegrast. This growth was offset by reduced costs in relation to programs which have been discontinued following our pipeline prioritization review.

US GAAP R&D increased by $4.4 million, or 2%, as compared to Q3 2012.

Selling, General and Administrative (“SG&A”)

	2013	% of product sales	2012	% of product sales
	$M		$M
SG&A (US GAAP)	441.1	37%	437.4	41%
Intangible asset amortization	(44.4)		(50.0)
Legal and litigation costs	(8.5)		(4.5)
Depreciation	(16.5)		(14.2)
SG&A (Non GAAP)	371.7	31%	368.7	35%

Non GAAP SG&A increased by $3.0 million, or 1%, a slower rate than the increase in product sales as we continue to focus on simplifying our business and delivering efficient growth.

US GAAP SG&A increased by $3.7 million, or 1%, as compared to Q3 2013.

For the nine months to September 30, 2013 Non GAAP SG&A decreased by $85.1 million, or 7%1; US GAAP SG&A decreased by $111.0 million, or 8%.

1 For the full year guidance, refer to Outlook statement on page 3.

Gain on sale of product rights

For the three months to September 30, 2013 Shire recorded a gain on sale of product rights of $3.6 million (2012: $5.7 million) following re-measurement of the contingent consideration receivable from the divestment of DAYTRANA®.

Reorganization costs

For the three months to September 30, 2013 Shire recorded reorganization costs of $13.7 million (Q3 2012: $nil) primarily relating to the “One Shire” reorganization as we transition to a new operating structure.

Integration and acquisition costs

For the three months to September 30, 2013 Shire recorded integration and acquisition costs of $18.4 million primarily related to the change in fair value of contingent consideration and the costs of integrating SARcode Biosciences Inc. (“SARcode”) and Premacure AB (“Premacure”). In Q3 2012 integration and acquisition costs ($2.7 million) primarily related to the acquisition of FerroKin Biosciences, Inc. (“FerroKin”) and the integration of Advanced BioHealing Inc. (“ABH”).

Interest expense

For the three months to September 30, 2013 Shire incurred interest expense of $9.0 million (Q3 2012: $9.2 million), which principally relates to the coupon on Shire’s $1,100 million 2.75% convertible bonds due May 2014.

Taxation

The effective rate of tax on Non GAAP income in Q3 2013 was 19% (Q3 2012: 18%), and on a US GAAP basis the effective rate of tax was 16% (Q3 2012: 15%).

The effective rate of tax in Q3 2013 on both a Non GAAP and a US GAAP basis is higher than the same period in 2012 due primarily to adverse changes in profit mix and changes in provisions for uncertain tax positions, partially offset by changes in estimates of the amount of certain tax liabilities following the finalisation of various tax returns.

FINANCIAL INFORMATION

Unaudited US GAAP financial position as of September 30, 2013
Consolidated Balance Sheets
	September 30,	December 31,
	2013	2012
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	1,686.1	1,482.2
Restricted cash	16.6	17.1
Accounts receivable, net	1,037.8	824.2
Inventories	480.5	436.9
Deferred tax asset	210.6	229.9
Prepaid expenses and other current assets	282.3	221.8

Total current assets	3,713.9	3,212.1

Non-current assets:
Investments	36.7	38.7
Property, plant and equipment ("PP&E"), net	965.1	955.8
Goodwill	621.3	644.5
Other intangible assets, net	2,976.0	2,388.1
Deferred tax asset	40.4	46.5
Other non-current assets	34.5	31.5

Total assets	8,387.9	7,317.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,581.6	1,501.5
Convertible bonds	1,100.0	-
Other current liabilities	163.2	144.1

Total current liabilities	2,844.8	1,645.6

Non-current liabilities:
Convertible bonds	-	1,100.0
Deferred tax liability	722.0	520.8
Other non-current liabilities	652.3	241.6

Total liabilities	4,219.1	3,508.0

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 562.9 million shares issued and outstanding (2012: 1,000 million shares authorized; and 562.5 million shares issued and outstanding)	55.8	55.7
Additional paid-in capital	3,045.6	2,981.5
Treasury stock: 14.5 million shares (2012: 10.7 million)	(466.6)	(310.4)
Accumulated other comprehensive income	101.3	86.9
Retained earnings	1,432.7	995.5

Total equity	4,168.8	3,809.2

Total liabilities and equity	8,387.9	7,317.2

Unaudited US GAAP results for the three months and nine months to September 30, 2013
Consolidated Statements of Income

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
	$M	$M	$M	$M
Revenues:
Product sales	1,194.9	1,054.5	3,541.8	3,309.1
Royalties	37.6	41.8	112.4	154.4
Other revenues	4.1	4.1	18.8	16.5
Total revenues	1,236.6	1,100.4	3,673.0	3,480.0

Costs and expenses:
Cost of product sales	197.1	167.9	528.7	478.8
R&D(1)	229.1	224.7	713.4	683.6
SG&A(1)	441.1	437.4	1,337.4	1,448.4
Goodwill impairment charge	-	-	198.9	-
Gain on sale of product rights	(3.6)	(5.7)	(14.6)	(16.5)
Reorganization costs	13.7	-	57.6	-
Integration and acquisition costs	18.4	2.7	39.9	15.1
Total operating expenses	895.8	827.0	2,861.3	2,609.4

Operating income	340.8	273.4	811.7	870.6

Interest income	0.4	0.9	1.6	2.3
Interest expense	(9.0)	(9.2)	(27.0)	(29.0)
Other income/(expense), net	0.6	3.5	(1.9)	3.6
Total other expense, net	(8.0)	(4.8)	(27.3)	(23.1)

Income before income taxes and equity in (losses)/earnings of equity method investees	332.8	268.6	784.4	847.5
Income taxes	(54.3)	(41.6)	(183.9)	(144.6)
Equity in (losses)/earnings of equity method investees, net of taxes	(0.3)	0.2	0.6	0.5
Net income	278.2	227.2	601.1	703.4

(1)
R&D includes intangible asset impairment charges of $19.9 million for the nine months to September 30, 2013 (2012: $27.0 million). SG&A costs include amortization and impairment charges of intangible assets relating to intellectual property rights acquired of $44.4 million for the three months to September 30, 2013 (2012: $50.0 million) and $136.1 million for the nine months to September 30, 2013 (2012: $146.6 million).

Unaudited US GAAP results for the three months and nine months to September 30, 2013
Consolidated Statements of Income (continued)

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Earnings per ordinary share – basic

Earnings per Ordinary Share – basic	50.7c	40.9c	109.3c	126.6c

Earnings per ADS – basic	152.1c	122.7c	327.9c	379.8c

Earnings per Ordinary Share – diluted	48.8c	39.6c	106.2c	122.4c

Earnings per ADS – diluted	146.4c	118.8c	318.6c	367.2c

Weighted average number of shares:
	Millions	Millions	Millions	Millions

Basic	548.4	555.9	549.8	555.5
Diluted	585.7	593.1	587.5	594.0

Unaudited US GAAP results for the three months and nine months to September 30, 2013
Consolidated Statements of Cash Flows

	3 months to September 30,		9 months to September 30,
	2013	2012	2013	2012
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	278.2	227.2	601.1	703.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78.2	79.1	229.4	231.5
Share based compensation	18.8	21.6	55.2	65.0
Change in fair value of contingent consideration	14.7	1.2	28.4	3.3
Impairment of intangible assets	-	-	19.9	27.0
Goodwill impairment charge	-	-	198.9	-
Gain on sale of product rights	(3.6)	(5.7)	(14.6)	(16.5)
Other, net	(2.8)	(0.7)	4.4	1.8
Movement in deferred taxes	(5.1)	(6.3)	16.1	(30.4)
Equity in losses/(earnings) of equity method investees	0.3	(0.2)	(0.6)	(0.5)
Changes in operating assets and liabilities:
Increase in accounts receivable	(112.6)	(45.4)	(215.2)	(23.0)
Increase in sales deduction accrual	68.7	8.5	108.7	36.1
Decrease/(increase) in inventory	14.0	(14.9)	(39.9)	(81.9)
(Increase)/decrease in prepayments and other assets	(4.4)	(14.3)	(70.9)	17.8
Increase/(decrease) in accounts payable and other liabilities	89.3	38.3	(71.4)	72.7
Returns on investment from joint venture	-	-	3.2	4.9
Net cash provided by operating activities(A)	433.7	288.4	852.7	1,011.2

CASH FLOWS FROM INVESTING ACTIVITIES:

Movements in restricted cash	1.0	(4.5)	0.5	1.7
Purchases of subsidiary undertakings and businesses, net of cash acquired	-	-	(227.8)	(97.0)
Purchases of non-current investments	(3.1)	(7.4)	(9.9)	(12.1)
Purchases of PP&E	(45.3)	(27.2)	(110.3)	(91.6)
Purchases of intangible assets	-	-	-	(43.5)
Proceeds received on sale of product rights	4.7	3.3	15.0	13.7
Other, net	1.0	0.1	11.5	13.2
Net cash used in investing activities(B)	(41.7)	(35.7)	(321.0)	(215.6)

Unaudited US GAAP results for the three months and nine months to September 30, 2013
Consolidated Statements of Cash Flows (continued)

	3 months to September 30,		9 months to September 30,
	2013	2012	2013	2012
	$M	$M	$M	$M

CASH FLOWS FROM FINANCING ACTIVITIES:

Payments to acquire shares under the share buy-back program	(12.8)	-	(190.5)	-
Payment of dividend	-	-	(79.2)	(70.7)
Payments to acquire shares by the Employee Benefit Trust ("EBT")	-	(40.2)	(50.3)	(50.9)
Excess tax benefit associated with exercise of stock options	3.4	3.5	9.5	38.6
Contingent consideration payments	(2.5)	(3.0)	(11.3)	(3.0)
Other, net	1.7	(0.3)	(5.5)	(2.6)

Net cash used in financing activities(C)	(10.2)	(40.0)	(327.3)	(88.6)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	2.4	(3.5)	(0.5)	(5.1)
Net increase in cash and cash equivalents(A) +(B) +(C) +(D)	384.2	209.2	203.9	701.9
Cash and cash equivalents at beginning of period	1,301.9	1,112.7	1,482.2	620.0
Cash and cash equivalents at end of period	1,686.1	1,321.9	1,686.1	1,321.9

Unaudited US GAAP results for the three months and nine months to September 30, 2013
Selected Notes to the Financial Statements

(1) Earnings Per Share (“EPS”)

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
	$M	$M	$M	$M

Numerator for basic EPS	278.2	227.2	601.1	703.4
Interest on convertible bonds, net of tax	7.6	7.5	22.7	23.7

Numerator for diluted EPS	285.8	234.7	623.8	727.1

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(1)	548.4	555.9	549.8	555.5
Effect of dilutive shares:
Share based awards to employees(2)	3.5	3.7	3.9	5.0
Convertible bonds 2.75% due 2014(3)	33.8	33.5	33.8	33.5

Diluted	585.7	593.1	587.5	594.0

(1)	Excludes shares purchased by the EBT and under the share buy-back program and presented by Shire as treasury stock.
(2)	Calculated using the treasury stock method.
(3)	Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
	Millions	Millions	Millions	Millions
Share based awards to employees(1)	0.5	6.6	4.5	4.9

(1)
Certain stock options have been excluded from the calculation of diluted EPS because (a) their exercise prices exceeded Shire’s average share price during the calculation period or (b) the required performance conditions were not satisfied as at the balance sheet date.

Unaudited US GAAP results for the three months to September 30, 2013
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to September 30,	2013	2012	2013	2013
			%	% of total
	$M	$M	change	revenue
Net product sales:
VYVANSE	299.2	247.1	21%	24%
LIALDA/MEZAVANT	141.9	104.4	36%	11%
ELAPRASE	129.1	110.5	17%	10%
REPLAGAL	108.5	121.7	-11%	9%
VPRIV	87.8	74.9	17%	7%
ADDERALL XR	81.4	102.2	-20%	7%
INTUNIV	80.8	69.0	17%	7%
PENTASA	70.6	67.0	5%	6%
FIRAZYR	62.6	30.3	107%	5%
FOSRENOL	51.9	38.1	36%	4%
XAGRID®	24.2	22.0	10%	2%
DERMAGRAFT	23.9	33.7	-29%	2%
Other product sales	33.0	33.6	-2%	3%
Total product sales	1,194.9	1,054.5	13%	97%

Royalties:
FOSRENOL	13.8	14.0	-1%	1%
3TC and ZEFFIX	10.1	10.6	-5%	1%
ADDERALL XR	6.2	11.2	-45%	<1%
Other	7.5	6.0	25%	1%
Total royalties	37.6	41.8	-10%	3%

Other revenues	4.1	4.1	0%	<1%

Total revenues	1,236.6	1,100.4	12%	100%

Unaudited US GAAP results for the nine months to September 30, 2013
Selected Notes to the Financial Statements

(2)  Analysis of revenues

9 months to September 30,	2013	2012	2013	2013
			%	% of total
	$M	$M	change	revenue
Net product sales:
VYVANSE	897.9	773.3	16%	24%
LIALDA/MEZAVANT	379.9	288.5	32%	10%
ELAPRASE	392.6	358.3	10%	11%
REPLAGAL	336.6	379.3	-11%	9%
VPRIV	251.9	229.3	10%	7%
ADDERALL XR	293.5	347.5	-16%	8%
INTUNIV	248.9	206.6	20%	7%
PENTASA	215.2	196.7	9%	6%
FIRAZYR	153.8	81.7	88%	4%
FOSRENOL	136.3	126.8	7%	4%
XAGRID	74.1	70.7	5%	2%
DERMAGRAFT	64.7	134.9	-52%	2%
Other product sales	96.4	115.5	-17%	2%
Total product sales	3,541.8	3,309.1	7%	96%

Royalties:
FOSRENOL	33.6	37.0	-9%	1%
3TC and ZEFFIX	33.9	34.8	-3%	1%
ADDERALL XR	19.2	62.2	-69%	<1%
Other	25.7	20.4	26%	1%
Total royalties	112.4	154.4	-27%	3%

Other revenues	18.8	16.5	14%	1%

Total revenues	3,673.0	3,480.0	6%	100%

Unaudited results for the three months to September 30, 2013
Non GAAP reconciliation

3 months to September 30, 2013	US GAAP	Adjustments					Non GAAP

		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	1,236.6	-	-	-	-	-	1,236.6

Costs and expenses:
Cost of product sales	197.1	-	-	-	-	(11.0)	186.1
R&D	229.1	-	-	-	-	(6.3)	222.8
SG&A	441.1	(44.4)	-	-	(8.5)	(16.5)	371.7
Gain on sale of product rights	(3.6)	-	-	3.6	-	-	-
Reorganization costs	13.7	-	-	(13.7)	-	-	-
Integration and acquisition costs	18.4	-	(18.4)	-	-	-	-
Depreciation	-	-	-	-	-	33.8	33.8
Total operating expenses	895.8	(44.4)	(18.4)	(10.1)	(8.5)	-	814.4

Operating income	340.8	44.4	18.4	10.1	8.5	-	422.2

Interest income	0.4	-	-	-	-	-	0.4
Interest expense	(9.0)	-	-	-	-	-	(9.0)
Other income, net	0.6	-	-	-	-	-	0.6
Total other expense, net	(8.0)	-	-	-	-	-	(8.0)
Income before income taxes and equity in losses of equity method investees	332.8	44.4	18.4	10.1	8.5	-	414.2
Income taxes	(54.3)	(14.1)	(1.0)	(4.2)	(3.1)	-	(76.7)
Equity in losses of equity method investees, net of tax	(0.3)	-	-	-	-	-	(0.3)
Net income	278.2	30.3	17.4	5.9	5.4	-	337.2
Impact of convertible debt, net of tax	7.6	-	-	-	-	-	7.6
Numerator for diluted EPS	285.8	30.3	17.4	5.9	5.4	-	344.8
Weighted average number of shares (millions) – diluted	585.7	-	-	-	-	-	585.7
Diluted earnings per ADS	146.4c	15.6c	9.0c	3.0c	2.7c	-	176.7c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($44.4 million), and tax effect of adjustments;
(b)
Acquisition and integration activities: Costs primarily associated with the integration of SARcode and Premacure ($3.7 million), charges related to the change in fair value of contingent consideration ($14.7 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to higher fair value ($3.6 million), costs relating to the “One Shire” reorganization announced at Q1 2013 and the collective dismissal and closure of Shire’s facility at Turnhout, Belgium ($13.7 million), and tax effect of adjustments;

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($8.5 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $33.8 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

Unaudited results for the three months to September 30, 2012
Non GAAP reconciliation

3 months to September 30, 2012	US GAAP	Adjustments					Non GAAP

		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	1,100.4	-	-	-	-	-	1,100.4

Costs and expenses:
Cost of product sales	167.9	-	-	-	-	(9.4)	158.5
R&D	224.7	-	-	-	-	(5.5)	219.2
SG&A	437.4	(50.0)	-	-	(4.5)	(14.2)	368.7
Gain on sale of product rights	(5.7)	-	-	5.7	-	-	-
Integration and acquisition costs	2.7	-	(2.7)	-	-	-	-
Depreciation	-	-	-	-	-	29.1	29.1
Total operating expenses	827.0	(50.0)	(2.7)	5.7	(4.5)	-	775.5

Operating income	273.4	50.0	2.7	(5.7)	4.5	-	324.9

Interest income	0.9	-	-	-	-	-	0.9
Interest expense	(9.2)	-	-	-	-	-	(9.2)
Other income, net	3.5	-	-	-	-	-	3.5
Total other expense, net	(4.8)	-	-	-	-	-	(4.8)
Income before income taxes and equity in earnings of equity method investees	268.6	50.0	2.7	(5.7)	4.5	-	320.1
Income taxes	(41.6)	(14.3)	(1.1)	-	(1.5)	-	(58.5)
Equity in earnings of equity method investees, net of tax	0.2	-	-	-	-	-	0.2
Net income	227.2	35.7	1.6	(5.7)	3.0	-	261.8
Impact of convertible debt, net of tax	7.5	-	-	-	-	-	7.5
Numerator for diluted EPS	234.7	35.7	1.6	(5.7)	3.0	-	269.3
Weighted average number of shares (millions) – diluted	593.1	-	-	-	-	-	593.1
Diluted earnings per ADS	118.8c	18.0c	0.9c	(3.0c)	1.5c	-	136.2c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($50.0 million), and tax effect of adjustments;
(b)
Acquisition and integration activities: Costs associated with the acquisition of FerroKin and the integration of ABH ($1.5 million), charges related to the change in fair value of contingent consideration ($1.2 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to higher fair value ($5.7 million);
(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($4.5 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $29.1 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

Unaudited results for the nine months to September 30, 2013
Non GAAP reconciliation

9 months to September 30, 2013	US GAAP	Adjustments					Non GAAP

		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	3,673.0	-	-	-	-	-	3,673.0

Costs and expenses:
Cost of product sales	528.7	-	-	-	-	(28.8)	499.9
R&D	713.4	(19.9)	-	-	-	(15.2)	678.3
SG&A	1,337.4	(136.1)	-	-	(18.0)	(49.3)	1,134.0
Goodwill impairment charge	198.9	(198.9)	-	-	-	-	-
Gain on sale of product rights	(14.6)	-	-	14.6	-	-	-
Reorganization costs	57.6	-	-	(57.6)	-	-	-
Integration and acquisition costs	39.9	-	(39.9)	-	-	-	-
Depreciation	-	-	-	-	-	93.3	93.3
Total operating expenses	2,861.3	(354.9)	(39.9)	(43.0)	(18.0)	-	2,405.5

Operating income	811.7	354.9	39.9	43.0	18.0	-	1,267.5

Interest income	1.6	-	-	-	-	-	1.6
Interest expense	(27.0)	-	-	-	-	-	(27.0)
Other expense, net	(1.9)	-	-	-	-	-	(1.9)
Total other expense, net	(27.3)	-	-	-	-	-	(27.3)
Income before income taxes and equity in earnings of equity method investees	784.4	354.9	39.9	43.0	18.0	-	1,240.2
Income taxes	(183.9)	(43.2)	(3.1)	(13.1)	(6.5)	-	(249.8)
Equity in earnings of equity method investees, net of tax	0.6	-	-	-	-	-	0.6
Net income	601.1	311.7	36.8	29.9	11.5	-	991.0
Impact of convertible debt, net of tax	22.7	-	-	-	-	-	22.7
Numerator for diluted EPS	623.8	311.7	36.8	29.9	11.5	-	1,013.7
Weighted average number of shares (millions) – diluted	587.5	-	-	-	-	-	587.5
Diluted earnings per ADS	318.6c	159.1c	18.7c	15.1c	6.0c	-	517.5c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of IPR&D intangible assets acquired with Movetis ($19.9 million), impairment of goodwill relating to Shire’s Regenerative Medicine Business ($198.9 million), amortization of intangible assets relating to intellectual property rights acquired ($136.1 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Costs primarily associated with acquisition of SARcode, Lotus and Premacure ($11.5 million), charges related to the change in fair value of contingent consideration ($28.4 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to higher fair value ($14.6 million), costs relating to the “One Shire” reorganization announced at Q1 2013 and the collective dismissal and closure of Shire’s facility at Turnhout, Belgium ($57.6 million), and tax effect of adjustments;

(d)	Legal and litigation costs: Costs related to litigation, government investigations, other disputes and external legal costs ($18.0 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $93.3 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

Unaudited results for the nine months to September 30, 2012
Non GAAP reconciliation

9 months to September 30, 2012	US GAAP	Adjustments					Non GAAP

		(a)	(b)	(c)	(d)	(e)
	$M	$M	$M	$M	$M	$M	$M
Total revenues	3,480.0	-	-	-	-	-	3,480.0

Costs and expenses:
Cost of product sales	478.8	-	-	-	-	(23.6)	455.2
R&D	683.6	(27.0)	(23.0)	-	-	(18.3)	615.3
SG&A	1,448.4	(146.6)	-	-	(40.4)	(42.3)	1,219.1
Gain on sale of product rights	(16.5)	-	-	16.5	-	-	-
Integration and acquisition costs	15.1	-	(15.1)	-	-	-	-
Depreciation	-	-	-	-	-	84.2	84.2
Total operating expenses	2,609.4	(173.6)	(38.1)	16.5	(40.4)	-	2,373.8

Operating income	870.6	173.6	38.1	(16.5)	40.4	-	1,106.2

Interest income	2.3	-	-	-	-	-	2.3
Interest expense	(29.0)	-	-	-	-	-	(29.0)
Other income, net	3.6	-	-	-	-	-	3.6
Total other expense, net	(23.1)	-	-	-	-	-	(23.1)
Income before income taxes and equity in earnings of equity method investees	847.5	173.6	38.1	(16.5)	40.4	-	1,083.1
Income taxes	(144.6)	(42.0)	(10.1)	-	(14.5)	-	(211.2)
Equity in earnings of equity method investees, net of tax	0.5	-	-	-	-	-	0.5
Net income	703.4	131.6	28.0	(16.5)	25.9	-	872.4
Impact of convertible debt, net of tax	23.7	-	-	-	-	-	23.7
Numerator for diluted EPS	727.1	131.6	28.0	(16.5)	25.9	-	896.1
Weighted average number of shares (millions) – diluted	594.0	-	-	-	-	-	594.0
Diluted earnings per ADS	367.2c	66.6c	14.1c	(8.4c)	13.2c	-	452.7c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of IPR&D intangible assets for RESOLOR ($27.0 million), amortization of intangible assets relating to intellectual property rights acquired ($146.6 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Up-front payments made to Sangamo Biosciences Inc. and for the acquisition of the US rights to prucalopride (marketed in certain countries in Europe as RESOLOR) ($23.0 million), costs associated with acquisition of FerroKin and the integration of ABH ($11.8 million), charges related to the change in fair value of contingent consideration ($3.3 million), and tax effect of adjustments;

(c)	Divestments, reorganizations and discontinued operations: Re-measurement of DAYTRANA contingent consideration to fair value ($16.5 million);
(d)	Legal and litigation costs: Costs related to the litigation, government investigations, other disputes and external legal costs ($40.4 million), and tax effect of adjustments; and
(e)	Depreciation reclassification: Depreciation of $84.2 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

Unaudited results for the three months and nine months to September 30, 2013
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to September 30,		9 months to September 30,
	2013	2012	2013	2012
	$M	$M	$M	$M
Net cash provided by operating activities	433.7	288.4	852.7	1,011.2
Tax and interest payments, net	48.1	66.8	260.6	150.9
Up-front payments in respect of in-licensed and acquired products	-	-	-	23.0
Non GAAP cash generation	481.8	355.2	1,113.3	1,185.1

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cash flow:

	3 months to September 30,		9 months to September 30,
	2013	2012	2013	2012
	$M	$M	$M	$M
Net cash provided by operating activities	433.7	288.4	852.7	1,011.2
Up-front payments in respect of in-licensed and acquired products	-	-	-	23.0
Capital expenditure	(45.3)	(27.2)	(110.3)	(91.6)
Non GAAP free cash flow	388.4	261.2	742.4	942.6

Non GAAP net cash comprises:

	September 30,	December 31,
	2013	2012
	$M	$M
Cash and cash equivalents	1,686.1	1,482.2

Convertible bonds	(1,100.0)	(1,100.0)
Other debt	(8.9)	(9.3)
Non GAAP net cash	577.2	372.9

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal, Internal Medicine and Regenerative Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

FORWARD - LOOKING STATEMENTS - "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included in this announcement that are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•	Shire’s products may not be a commercial success;

•	revenues from ADDERALL XR are subject to generic erosion;

•	the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire's products may impact future revenues and earnings;

•
Shire relies on a single source for manufacture of certain of its products and a disruption to the supply chain for those products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis;

•
Shire uses third party manufacturers to manufacture many of its products and is reliant upon third party contractors for certain goods and services, and any inability of these third party manufacturers to manufacture products, or any failure of these third party contractors to provide these goods and services, in each case in accordance with its respective contractual obligations, could adversely affect Shire’s ability to manage its manufacturing processes or to operate its business;

•
the development, approval and manufacturing of Shire’s products is subject to extensive oversight by various regulatory agencies and regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•
the actions of certain customers could affect Shire's ability to sell or market products profitably and fluctuations in buying or distribution patterns by such customers could adversely impact Shire’s revenues, financial conditions or results of operations;

•
investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in the distraction of senior management, significant legal costs and the payment of substantial compensation or fines;

•
adverse outcomes in legal matters and other disputes, including Shire’s ability to obtain, maintain, enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

and other risks and uncertainties detailed from time to time in Shire’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

NON GAAP MEASURES

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income before income taxes and earnings/(losses) of equity method investees (“effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income/expense; Non GAAP cash generation; Non GAAP free cash flow and Non GAAP net cash/(debt). These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded when calculating Non GAAP earnings for both 2013 and 2012, and from our Outlook:

Amortization and asset impairments:
●	Intangible asset amortization and impairment charges; and
●	Other than temporary impairment of investments.

Acquisitions and integration activities:
●	Up-front payments and milestones in respect of in-licensed and acquired products;
●	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
●	Costs associated with the integration of companies; and
●	Noncontrolling interests in consolidated variable interest entities.

Divestments, reorganizations and discontinued operations:
●	Gains and losses on the sale of non-core assets;
●	Costs associated with restructuring and reorganization activities;
●	Termination costs; and
●	Income/(losses) from discontinued operations.

Legal and litigation costs:
●	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of 2013 and 2012 Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cash flow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 19 to 23.

Growth at CER, which is a Non GAAP measure, is computed by restating 2013 results using average 2012 foreign exchange rates for the relevant period.

Average exchange rates for the nine months to September 30, 2013 were $1.55:£1.00 and $1.31:€1.00 (2012: $1.58:£1.00 and $1.29:€1.00). Average exchange rates for Q3 2013 were $1.53:£1.00 and $1.32:€1.00 (2012: $1.58:£1.00 and $1.25:€1.00).

TRADE MARKS

All trade marks designated ® and ™ used in this press release are trade marks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trade marks of GlaxoSmithKline, PENTASA® which is a registered trade mark of FERRING B.V., LIALDA® and MEZAVANT® which are trade marks of Nogra Pharma Limited, and DAYTRANA® which is a trade mark of Noven Therapeutics, LLC. Certain trade marks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Quarterly Report on Form 10-Q for the three months and six months ended June 30, 2013.